UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 10, 2011

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) — (c)

On May10, 2011, USANA Health Sciences, Inc. (the “Company”) announced that Fred W. Cooper, President and Chief Operating Officer; Jeffrey A. Yates, Vice President and Chief Financial Officer; and Mark H. Wilson, Executive Vice President of Sales, each stepped down from their respective offices to pursue another business opportunity.  The Company has realigned its executive team and appointed Kevin G. Guest as President of North America, Deborah Woo as President of Asia Pacific, G. Douglas Hekking as Chief Financial Officer and Roy W. Truett as Chief Operating Officer. The press release issued by the Company on May 10, 2011 announcing these changes is attached hereto as Exhibit 99 and incorporated herein by reference.

Kevin G. Guest

Mr. Guest, 48, joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events.  Following the Company’s acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004.  In January 2006, he was appointed as the Company’s Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer.  He served as Chief Marketing Officer until May 2011, when he was appointed as President of North America.  Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions.  Mr. Guest has been part of the media production arena for more than 20 years and has received numerous awards for producing, directing, and writing.  He has overseen USANA’s audio, video, and event productions worldwide since the Company’s inception.  Mr. Guest earned a B.A. in Communications from Brigham Young University.

Mr. Guest and the Company have agreed on the principal terms of his employment as the Company’s President of North America. Mr. Guest will continue to receive an annual salary of $520,150, which will be reviewed in the near future by the Compensation Committee.  He will also continue to be eligible to participate in the Company’s Executive Bonus Plan and receive equity grants under the Company’s 2006 Equity Incentive Award Plan. Mr. Guest will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

Deborah Woo

Mrs. Woo, 57, joined USANA as General Manager of USANA Hong Kong in 1999. Mrs. Woo served as the Company’s General Manager of USANA Hong Kong from 1999 to 2003. In 2003, she was promoted to Regional General Manager and became responsible for the Hong Kong, Taiwan, and Singapore markets.  Mrs. Woo was subsequently promoted to Vice President of Greater China and East Asia in 2005. As a result of USANA’s strategic regional alignment in 2007, Mrs. Woo was appointed as Vice President of Greater China and North Asia. In 2008, Mrs. Woo was promoted to Executive Vice President of Asia. In February 2010, Mrs. Woo was promoted to Executive Vice President of Sales and served in this position until May 2011 when she was appointed as President of Asia Pacific. Mrs. Woo entered the direct selling industry in 1990 as a Distributor Relations Manager for Amway Hong Kong. She later became Director of Sales for Caring International (Hong Kong) Limited in 1996 where she headed up multifunctional teams in operations, distributor relations, and marketing.

Mrs. Woo and the Company have agreed on the principal terms of her employment as the Company’s President of Asia Pacific. Mrs. Woo will continue to receive an annual salary of $442,074, which will be reviewed in the near future by the Compensation Committee.  She will also continue to be eligible to participate in the Company’s Executive Bonus Plan and receive equity grants under the Company’s 2006 Equity Incentive Award Plan.

G. Douglas Hekking

Mr. Hekking, 41, joined USANA in 1992 and served the company in several management positions until March 1996, when he was appointed as controller.  Mr. Hekking served as controller from March 1996 until February 2005 when he was appointed as Vice President of Finance. He served as Vice President of Finance until July 2007, when he transitioned to USANA’s operations group and was appointed as Executive Director of Special Projects. He served in this position until May 2011, when he was promoted to Chief Financial Officer. Mr. Hekking received a B.S. in Accounting from the University of Utah and an M.B.A. from Brigham Young University.

Mr. Hekking and the Company have agreed on the principal terms of his employment as the Company’s Chief Financial Officer. Mr. Hekking will continue to receive an annual salary of $187,700, which will be reviewed in the near future by the Compensation Committee.  He will also continue to be eligible to participate in the Company’s Executive Bonus Plan and receive equity grants under the Company’s 2006 Equity Incentive Award Plan. Mr. Hekking will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

Roy W. Truett

Mr. Truett, 43, joined USANA in April, 2003 as Executive Director of Information Technology.  He served in this role until July 2005, when he was appointed Vice President of Information Technology.  In July 2008, Mr. Truett was appointed Chief Information Officer and served in this position until May 2011 when he was appointed Chief Operating Officer.  Prior to joining USANA, Mr. Truett was employed at Humana Inc., where he was accountable for all IT systems related to corporate sales, marketing, and telemarketing activities.  Mr. Truett received a B.S. in Business Administration with an emphasis in Information Systems Management from Francis Marion University in Florence, South Carolina and an M.B.A from the University of Phoenix.

Mr. Truett and the Company have agreed on the principal terms of his employment as the Company’s Chief Operating Officer. Mr. Truett will continue to receive an annual salary of $288,400, which will be reviewed in the near future by the Compensation Committee.  He will also continue to be eligible to participate in the Company’s Executive Bonus Plan and receive equity grants under the Company’s 2006 Equity Incentive Award Plan. Mr. Truett will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

Item 9.01                     Financial Statements and Exhibits.

(d)         Exhibits

Exhibit 99                     Press release issued by USANA Health Sciences, Inc. dated May10, 2011 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date: May 10, 2011